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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of the ____ day of _____________, 1997, by and between UNITED FINANCIAL HOLDINGS, INC. D/B/A UNITED FINANCIAL, a corporation incorporated under the laws of the State of Florida ("Corporation") and HAROLD J. WINNER ("Employee").

                              W I T N E S S E T H:

WHEREAS, Corporation desires to enter into an employment relationship with Employee on certain terms and conditions as set forth herein; and

WHEREAS, Employee is willing to accept such employment;

NOW, THEREFORE, the Parties hereto, in consideration of the mutual covenants and promises hereinafter contained, do hereby agree as follows:

         1. EMPLOYMENT. Corporation hereby employs Employee in the capacity of President, or in such other position of the same or greater stature as Corporation may direct or desire.

         2. DUTIES. Employee's principal duties and responsibilities shall be those that are usual and customary for his position and as are provided from time to time by the Board of Directors.

         3. ACCEPTANCE. Employee hereby accepts the employment, on the terms and conditions herein set forth. Employee agrees to perform such services and duties and hold such offices as may be assigned to him from time to time by Corporation and to devote his full business time, energies and best efforts to the performance thereof to the exclusion of all other business activities, except such activities as Corporation may consent to in writing.

         4. TERM. For purposes of this Agreement, the term of employment shall begin on __________, 1997, with Employee's commencing full-time work on that date at Corporation's place of business and shall continue until terminated as herein provided.

         5. FACILITIES. Corporation shall provide Employee with an office, staff, stenographic help, equipment and other services and facilities reasonably required and suitable for the performance of Employee's duties hereunder.

         6. SALARY. As compensation for the services to be rendered by Employee to Corporation pursuant to the Agreement, Employee shall be paid the following annualized salary as basic compensation: NINETY-FOUR THOUSAND ONE HUNDRED AND NO/DOLLARS ($94,100.00), payable in equal monthly installments in arrears for each month for which services are rendered, or such higher compensation as may be established by Corporation from time to time.



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         7. OTHER COMPENSATION. In addition to the basic salary compensation,
Employee shall be paid such additional compensation as is provided for in the Senior Management Committee Incentive Schedule approved and adopted by Corporation from time to time. References in this Agreement to "compensation" shall include Salary under paragraph 6 and Other Compensation under paragraph 7.

         8. AUTOMOBILE. Corporation shall furnish Employee with an automobile for his use in discharging his duties hereunder. At the end of each calendar year, Employee shall pay a mutually agreed upon percentage of the operating costs of the automobile for the purpose of reimbursing Corporation for Employee's personal use of the automobile.

         9. EXPENSES. Corporation shall pay or reimburse Employee for the reasonable and necessary business expenses of Employee, provided that the same have been approved by the Audit Committee of Corporation in accordance with Corporation's policies from time to time established.

         10. KEY PERSON LIFE INSURANCE. Corporation, in its discretion, may apply for and procure in its own name and for its own benefit, life insurance on the life of the Employee in any amount or amounts considered advisable by Corporation, and Employee shall submit to any medical or other examination and execute and deliver any application or other instrument in writing, reasonably necessary to effectuate such insurance.

         11. EMPLOYEE BENEFIT PLANS. Employee shall be eligible to participate, to the extent he may be eligible, in any profit sharing, retirement, group insurance or other employee benefit plan maintained by the Corporation. Corporation reserves the right to amend to cancel such benefit plans from time to time, provided that all eligible personnel are similarly treated.

         12. HEALTH INSURANCE. Corporation shall provide health insurance, including major medical and dental coverage, for Employee in such form and provide such coverage as is provided to other executive employees of Corporation from time to time. Corporation reserves the right to amend or cancel such insurance from time to time, provided that all eligible executives are similarly treated.

         13. VACATIONS AND LEAVE. Employee shall be entitled to the same vacation and leave time as the other executive officers of Corporation.

         14. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Employee acknowledges that in and as a result of his employment by Corporation, he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to such matters as Corporation's patents, copyrights, proprietary information, trade secrets, systems, procedures, manuals, confidential reports, and lists of customers (which are deemed for all purposes confidential and proprietary), as well as the nature and type of services rendered by Corporation, the equipment, and methods used and preferred by Corporation's customers, and the fees paid by them. As a material inducement


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to Corporation to enter into this Agreement and to pay to Employee the compensation stated in this Agreement, Employee covenants and agrees that he shall not, at any time during or following the term of his employment, directly or indirectly, divulge or disclose for any purpose whatsoever any confidential information that has been obtained by, or disclosed to, him as a result of his employment by Corporation. In the event of a breach or threatened breach by Employee of any of the provisions of this paragraph, Corporation, in addition to and not in limitation of, any other rights, remedies, or damages available to Corporation at law or in equity, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, family members and/or any and all persons directly or indirectly acting for or with him.

         15. DISABILITY DURING EMPLOYMENT. If, during Employee's employment, Employee becomes unable to perform his duties under this Agreement because of "disability", Corporation shall pay Employee the Salary that would otherwise be payable under this Agreement through the period of disability, or if shorter, for a period of ninety (90) days, and thereafter, until employment terminates in accordance with this Agreement due to disability, Employee's Salary less the amount of income paid to Employee under any policy of disability or worker's compensation insurance paid for by Corporation shall be paid as disability compensation.

                  a. For purposes of this Agreement, "disability" shall mean Employee's inability to perform all, or substantially all, of his duties under this Agreement because of accident or sickness, with or without reasonable accommodation.

                  b. Employee's employment status shall be reinstated upon return to employment before the end of the disability period for which income is paid, as described above, with the discharge of Employee's full duties hereunder.

                  c. Two (2) or more absences of at least ten (10) days each not separated by a return to employment for at least six (6) consecutive months shall be deemed to be a continuation of the same period of absence.

                  d. The period of absence from employment because of disability shall not commence for purposes of this paragraph until Employee has taken all applicable sick leave days, if any, provided under this Agreement.

         16. TERMINATION. Employment of Employee under this Agreement will be terminated:

                  a. By Employee's death

                  b. By Employee's disability, if Employee's disability continues for a continuous period of more than twelve (12) months.

                  c. Employee's attainment of age sixty-five (65).


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                  d. At the election of Employee, upon ninety (90) days' advance notice.

                  e. By mutual agreement of Employee and Corporation.

                  f. By the dissolution and liquidation of Corporation (other than as part of a reorganization, merger, consolidation or sale of all or substantially all of the assets of Corporation whereby the business of Corporation is continued).

                  g. By Corporation for Just Cause. For purposes of this Agreement, "Just Cause" shall mean only the following:

                           (i)  a final non-appealable conviction of or a plea
of guilty or nolo contendere by Employee to a felony or misdemeanor involving fraud, embezzlement, theft, or dishonesty or other criminal conduct against Corporation or others; or

                           (ii) habitual neglect of Employee's duties or failure
by Employee to perform or observe any substantial lawful obligation of such employment that is not remedied within thirty (30) days after written notice thereof from Corporation or its Board of Directors; or

                           (iii) any material breach by Employee of this
Agreement, which shall not be cured after the thirty (30) day period subsequent to Employee's written notice from Corporation of the specific aspects of such material breach.

                  h. By delivery of not less than six (6) months' written notice from corporation, effective after December 31, 1997.

         17. TERMINATION COMPENSATION. If Employee's employment is terminated by the Corporation (other than for Just Cause, as specifically defined herein), Employee shall receive continuing compensation under this Agreement for the twelve (12) month period commencing on the day after Employee's effective date of termination. Such compensation payments to Employee shall be in the same manner and at the same intervals which Employee received such compensation during his employment with the Corporation, and the amount of such compensation shall be equal to the sum of the annual compensation received by the Employee for the twelve (12) month period ending on the effective date of termination plus the amount of compensation Employee would receive through his participation in the Senior Management Committee Incentive Schedule referred to in Paragraph 7, with such participation being based on a pro-rata daily basis.

         18. RESIGNATION FROM OFFICE UPON TERMINATION. In the event of termination of this Agreement other than for death, Employee hereby agrees to resign from all officer positions held in Corporation, or as an agent, trustee, or consultant of Corporation or any affiliate of Corporation.



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         19. WAIVER. A Party's failure to insist on compliance or enforcement of any provision of this Agreement, shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement by that Party or any other Party.

         20. GOVERNING LAW. This Agreement shall in all respects be subject to, and governed by, the laws of the State of Florida.

         21. SEVERABILITY. The invalidity or unenforceability of any provision of the Agreement shall not in any way affect the validity or enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in this Agreement.

         22. NOTICE. Any and all notices required or permitted herein shall be deemed delivered if delivered personally or if mailed by registered or certified mail to Corporation at its principal place of business and to Employee at the address hereinafter set forth following Employee's signature, or at such other address or addresses as either Party may hereafter designate in writing to the other.

         23. ASSIGNMENT. The rights and benefits of either of the Parties under this Agreement may not be assigned, nor the burdens delegated, without the prior written consent of the other Party.

         24. AMENDMENTS. This Agreement may be amended at any time by mutual consent of the Parties hereto, with any such amendment to be invalid unless in writing, signed by Corporation and Employee.

         25. ARBITRATION. Any controversy or claim arising out of, or relating to this Agreement, or any breach of this Agreement, shall be settled by arbitration in accordance with the Florida Arbitration Code unless otherwise provided herein.

                  If such controversy or claim shall occur, Corporation shall appoint an arbitrator and Employee shall appoint an arbitrator within fifteen
(15) days of one Party hereto sending written notice to the other of the existence of such controversy or claim. The arbitrators so-appointed shall appoint a third arbitrator within ten (10) days of the end of the aforementioned fifteen (15) day period, and the decision by a majority of such arbitrators shall be binding upon all parties. Corporation and Employee agree to cooperate with the arbitrators and to supply them with such information as shall be necessary in making such decision. Such arbitrators shall have the right to allocate the costs of arbitration to one Party, or, to allocate such costs between the Parties. If only one of Corporation or Employee shall appoint an arbitrator within the fifteen (15) day period, such arbitrator so-appointed shall be the sole arbitrator, and his or her decision shall be binding on all Parties.

         26. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding by and between Employee and Corporation with respect to the employment of


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the Employee, and no representations, promises, agreements, or understandings, written or oral, relating to the employment of Employee by Corporation not contained herein shall be of any force or effect. The terms and provisions of any employee manual or handbook are not a part of this Agreement.

         27. BURDEN AND BENEFIT. This agreement shall be binding upon, and shall inure to the benefit of, Corporation and Employee, and their respective heirs, personal and legal representatives, successors, and assigns.

         28. REFERENCES TO GENDER AND NUMBER TERMS. In construing this Agreement, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

         29. HEADINGS. The various headings in this Agreement are inserted for convenience only and are not part of this Agreement.

         IN WITNESS THEREOF, Corporation and Employee have duly executed this Agreement as of the day and year first above written.


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CORPORATION:                                         EMPLOYEE:

UNITED FINANCIAL HOLDINGS, INC.                      HAROLD J. WINNER
         d/b/a UNITED FINANCIAL

By:___________________________                        ___________________(SEAL)

Its:__________________________

Address of Corporation for Notice                     Address of Employee for
Purposes:                                               Notice Purposes:

333 3rd Avenue North                                  _________________________
P.O. Box 14517                                        _________________________
St. Petersburg, Fl.  33733